Exhibit 4.1

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”), dated as of October 21, 2011, is made and entered into by and among (a) Harman International Industries, Incorporated, a Delaware corporation (the “Company”), and (b) KKR I-H Limited, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GMBH & Co. KG, Citibank, N.A. and HSBC USA, Inc. (collectively, the “Purchasers”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Registration Rights Agreement (as defined below).

WHEREAS, on October 23, 2007, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide the Purchasers with the registration rights therein;

WHEREAS, the Company is a Well-Known Seasoned Issuer;

WHEREAS, all of the Holders of Registrable Securities are parties to this Amendment;

WHEREAS, Section 6.2 of the Registration Rights Agreement provides that no amendment, qualification, supplement, waiver or consent shall be effective, unless the Company has obtained the written consent of the Majority Holders; provided that no amendment, qualification, supplement, waiver or consent with respect to Section 2.4 thereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder;

WHEREAS, the Shelf Registration Statement filed by the Company on October 23, 2008 pursuant to Section 2.1 of the Registration Rights Agreement (the “Initial Shelf Registration”), which was an Automatic Shelf Registration Statement, will expire on October 22, 2011 pursuant to Rule 415(a)(5) of the 1933 Act and may no longer be used on or after October 23, 2011; and

WHEREAS, in accordance with Section 6.2 of the Registration Rights Agreement, the Company and the Purchasers wish to amend the Registration Rights Agreement as set forth in this Amendment in connection with the expiration of the Initial Shelf Registration to permit the Company to postpone its obligation to file a new Shelf Registration Statement covering the Registrable Securities during the Effectiveness Period.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Registration Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.	Amendments to the Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

1. Section 2.1(b) – Shelf Registration; Effectiveness Period. Section 2.1(b) of the Registration Rights Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“The Company shall, at its cost, use its reasonable efforts, subject to Section 2.5, to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of (i) such time as all of the Securities cease to be Registrable Securities and (ii) the date that is five years and three months after the date hereof (the “Effectiveness Period”); provided, however, that for so long as the Company remains a Well-Known Seasoned Issuer, the Company shall not be required to keep the Shelf Registration Statement continuously effective during the Effectiveness Period on or after October 23, 2011; provided, further, that at any time on or after October 23, 2011, within seven Business Days following the receipt of a written notice by any Holder requesting that a new Automatic Shelf Registration Statement be filed (a copy of which notice the Company shall promptly deliver to the other Holders), the Company shall, at its cost, file with the SEC, and use its reasonable efforts to cause to become effective, a new Automatic Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the Questionnaire and the other information pursuant to Section 2.1(c); provided, further, however, that if on or after October 23, 2011, the Company ceases to be a Well-Known Seasoned Issuer, the Company shall, within seven Business Days thereof, at its cost, file with the SEC, and use its reasonable efforts to cause to become effective, a new Shelf Registration Statement relating to the offer and sale of the Registrable Securities.”

2. Section 2.1(c) – Shelf Registration; Questionnaire. Section 2.1(c) of the Registration Rights Agreement is hereby amended by deleting the first three sentences in their entirety and replacing them with the following:

“Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. At least 30 days prior to the filing of the initial Shelf Registration Statement pursuant to Section 2.1(a), the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement; provided, however, that if the Company elects to register the Registrable Securities pursuant to a Prospectus to a Shelf Registration Statement that has already been declared effective, the Company will provide notice to the Holders of its intention to file the initial Prospectus at least 30 days prior to such filing. In order to be named as a selling securityholder in the Shelf Registration Statement or Prospectus at the time of effectiveness of the Shelf Registration Statement or such Prospectus, as applicable, each Holder must furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities.”

3. Section 2.4 – Interest. The first sentence of Section 2.4 of the Registration Rights Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“In the event that (a) a Shelf Registration Statement has not become effective by the Shelf Effectiveness Deadline, (b) after the Shelf Registration Statement has become effective, subject to Section 2.1(b) and Section 2.5, the Shelf Registration Statement fails to be effective or usable by the Holders (determined as if there were no trading restrictions which the Sponsor Purchasers and their Affiliates are subject to under Section

7.1 of the Purchase Agreement at such time) without being succeeded within seven Business Days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act that cures the failure to be effective or usable or (c) the Shelf Registration Statement is effective but is unusable by the Holders for any reason (determined as if there were no trading restrictions which the Sponsor Purchasers and their Affiliates are subject to under Section 7.1 of the Purchase Agreement at such time), and the number of days for which the effective Shelf Registration Statement shall not be usable (determined as if there were no trading restrictions which the Sponsor Purchasers and their Affiliates are subject to under Section 7.1 of the Purchase Agreement at such time) exceeds any Suspension Period permitted by Section 2.5 hereunder (each such event being a “Registration Default”), additional interest (“Additional Interest”), will accrue on the Notes that are Registrable Securities at a rate per annum of 0.25% of the principal amount of the Notes that are Registrable Securities, payable periodically on April 15th and October 15th each year; provided, however, that, in no event shall Additional Interest accrue at a rate per annum exceeding 0.25% of the principal amount of the Notes that are Registrable Securities; provided, further, that no Additional Interest shall accrue under clauses (b) and (c) above with respect to any Holder that (x) does not deliver to the Company a completed Questionnaire and such other information that the Company may reasonably request, if any, as provided for in Section 2.1(c), and (y) is not named as a selling securityholder in the Shelf Registration Statement; provided, further, that it is expressly understood that for any period after October 21, 2011, no Registration Default under clauses (b) and (c) above shall have occurred until the date that the Company is required to file the new Shelf Registration Statement pursuant to Section 2.1(b), and upon the occurrence of such Registration Default, no Additional Interest shall accrue or be payable for any period prior to such Registration Default.

4. Section 2.6 – Sale of Securities. The following is hereby added to the Registration Rights Agreement as Section 2.6:

“Promptly upon receipt of a written request from any Holder and a certification from such Holder (in a form reasonably satisfactory to the Company) that such Holder is not an “affiliate” (as defined in Rule 144 under the 1933 Act (or any successor provision)) of the Company as of that date or at any time during the preceding three months, the Company shall take all reasonable steps and bear all costs on behalf of such Holder as may be necessary to allow such Holder to sell or transfer its Securities pursuant to Rule 144(b)(i) under the 1933 Act (or any successor provision), including delivery of any legal opinions and removal of any legends and selling restrictions, at which time such Holder’s Securities will cease to be Registrable Securities.”

B.	Miscellaneous.

1. Based on the Company’s actual knowledge as of the date of this Amendment, the Company acknowledges that it does not consider any of the Holders to be an “affiliate” (as defined in Rule 144 under the 1933 Act (or any successor provision)) of the Company as of the date of this Amendment.

2. The parties agree that all other provisions of the Registration Rights Agreement shall remain unmodified and in full force and effect. All references to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Amendment.

3. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Amendment and the consummation of the transactions contemplated hereby.

4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

5. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Executive Vice President, General Counsel

Confirmed and accepted as of the date

first above written:

KKR I-H LIMITED

By:	/s/ William Jane Tschek
Name:	William Jane Tschek
Title:	Chief Financial Officer

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name:	/s/ John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG By: GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI FUND, L.P. By: GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P. By: GS VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

CITIBANK, N.A.

By:	/s/ Herman Hirsch
Name:	Herman Hirsch
Title:	Authorized Representative

HSBC USA, INC.

By:	/s/ Didier Descamps
Name:	Didier Descamps
Title:	EVP & Managing Director